Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) April 28, 2022—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2022.

•Operating cash flow decreased 41% to $39.3 billion for the trailing twelve months, compared with $67.2 billion for the trailing twelve months ended March 31, 2021.
•Free cash flow decreased to an outflow of $18.6 billion for the trailing twelve months, compared with an inflow of $26.4 billion for the trailing twelve months ended March 31, 2021.
•Free cash flow less principal repayments of finance leases and financing obligations decreased to an outflow of $29.3 billion for the trailing twelve months, compared with an inflow of $14.9 billion for the trailing twelve months ended March 31, 2021.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations decreased to an outflow of $22.3 billion for the trailing twelve months, compared with an inflow of $16.8 billion for the trailing twelve months ended March 31, 2021.
•Common shares outstanding plus shares underlying stock-based awards totaled 523 million on March 31, 2022, compared with 519 million one year ago.
•Net sales increased 7% to $116.4 billion in the first quarter, compared with $108.5 billion in first quarter 2021. Excluding the $1.8 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 9% compared with first quarter 2021.
•Operating income decreased to $3.7 billion in the first quarter, compared with $8.9 billion in first quarter 2021.
•Net loss was $3.8 billion in the first quarter, or $7.56 per diluted share, compared with net income of $8.1 billion, or $15.79 per diluted share, in first quarter 2021. First quarter 2022 net loss includes a pre-tax valuation loss of $7.6 billion included in non-operating expense from our common stock investment in Rivian Automotive, Inc.

“The pandemic and subsequent war in Ukraine have brought unusual growth and challenges,” said Andy Jassy, Amazon CEO. “With AWS growing 34% annually over the last two years, and 37% year-over-year in the first quarter, AWS has been integral in helping companies weather the pandemic and move more of their workloads into the cloud. Our Consumer business has grown 23% annually over the past two years, with extraordinary growth in 2020 of 39% year-over-year that necessitated doubling the size of our fulfillment network that we’d built over Amazon’s first 25 years—and doing so in just 24 months. Today, as we’re no longer chasing physical or staffing capacity, our teams are squarely focused on improving productivity and cost efficiencies throughout our fulfillment network. We know how to do this and have done it before. This may take some time, particularly as we work through ongoing inflationary and supply chain pressures, but we see encouraging progress on a number of customer experience dimensions, including delivery speed performance as we’re now approaching levels not seen since the months immediately preceding the pandemic in early 2020.”

Highlights

Shopping
•Amazon announced Buy with Prime, a new benefit for Prime members in the U.S. that extends the convenience of shopping with Prime to online stores beyond Amazon.com. Prime members can shop directly from participating merchants’ online stores using their Prime member benefits, including fast and free delivery, a seamless checkout experience, and free returns on eligible orders.

•This year, Prime Day will take place in July in more than 20 countries. During Amazon’s annual shopping event, Prime members will be able to save on products from national brands and small businesses across every category.
•Amazon continued to invent and expand ways for customers to discover fashion products. For example, View in 3D enables customers in the U.S. and Canada to view a shoe at any angle, and The Drop provides customers worldwide with access to limited-edition, size-inclusive clothing collections by fashion influencers globally. Amazon also launched Style Feed, a shoppable stream of influencer-curated content on the Amazon shopping app for customers in the U.S. and India to explore fashion, home décor, and beauty items.
•Amazon launched Amazon Aware, a new brand of consciously created everyday products that span apparel, home, and beauty, and that are made from materials such as recycled polyester, organic cotton, and bio-based ingredients. All Amazon Aware products are certified as carbon neutral and feature certifications that are part of Amazon’s Climate Pledge Friendly program.
•Amazon opened eight new Amazon Fresh grocery stores and now has 46 Amazon Fresh grocery stores around the world. The newest Amazon Fresh store in Seattle is the world’s first grocery store seeking Zero Carbon certification from the International Future Living Institute and features more than a dozen store design upgrades expected to save nearly 185 tons of carbon emissions each year when compared to an industry-standard grocery store.
•Amazon opened a new, larger Amazon Go store format for customers in suburban areas in the U.S., with the first location in Mill Creek, Washington. The new format features Amazon’s Just Walk Out technology for a checkout-free shopping experience, an expanded selection of grab-and-go food and beverage items, and a Made-to-Order kitchen with freshly prepared, customizable breakfast and lunch items. Amazon has plans to expand this format to the Los Angeles area in the coming months.
•For the first time, Amazon introduced Just Walk Out technology at two Whole Foods Market stores in Washington, D.C., and Sherman Oaks, California. Just Walk Out technology also rolled out at new third-party locations, including travel retailer WHSmith in LaGuardia Airport in New York City; UBS Arena in New York; and Minute Maid Park in Houston, Texas. In addition, a food and beverage store equipped with Just Walk Out technology and Amazon One will be opening soon at T-Mobile Park in Seattle. The combination of technologies will give fans the option to enter the store with their palm or credit card, take what they want, and leave without stopping to check out.
•Amazon Business launched Punch-in, an industry-first procurement tool that simplifies the buying experience for businesses. With Punch-in, businesses can start their purchasing directly on Amazon Business and submit their cart to their e-Procurement system for purchase order creation and reconciliation.

Entertainment
•Amazon closed its acquisition of MGM, and MGM employees joined Prime Video and Amazon Studios. The storied, nearly century-old studio has more than 4,000 film titles, 17,000 TV episodes, 180 Academy Awards, and 100 Emmy Awards. The catalog includes franchise favorites such as James Bond, Rocky, and Legally Blonde, and classic movies such as Thelma & Louise, The Silence of the Lambs, The Magnificent Seven, and Raging Bull. The deal complements Prime Video and Amazon Studios’ work in delivering a diverse slate of original films and TV shows to a global audience and will create even more opportunities to deliver quality storytelling to customers.
•The teaser trailer for The Lord of the Rings: The Rings of Power broke a global record for the most-watched entertainment trailer to debut during a Super Bowl telecast, with 257 million views globally in the first 24 hours of its release. Customers continue to watch the trailer at www.amazon.com/ringsofpower. The Lord of the Rings: The Rings of Power will debut Friday, September 2, 2022.
•Iconic announcer Al Michaels and Emmy-winning analyst Kirk Herbstreit are joining Prime Video as the voices for its exclusive coverage of NFL Thursday Night Football. Joining them is executive producer Fred Gaudelli, who marks his 33rd season as the lead producer for the NFL in primetime. The inaugural season of NFL Thursday Night Football under Prime Video’s historic 11-year agreement kicks off Thursday, September 15, 2022.
•Prime Video became the first streaming service to exclusively carry a major awards show live with the 57th annual Academy of Country Music Awards, which aired on March 7, 2022. Amazon created a 360-degree fan experience for customers across Prime Video, Amazon Live, Amazon Music, Amazon Fashion, IMDb TV, and Twitch.
•Reacher, Prime Video’s new drama series starring Alan Ritchson, ranked on Nielsen’s overall Streaming Top 10 list for the first three weeks of its premiere, with a No. 1 ranking and more than 1.5 billion minutes watched in its first full week and six consecutive weeks in the Top 10 Streaming Originals list. The hit series has been renewed for a second season. The Marvelous Mrs. Maisel also landed on Nielsen’s Streaming Top 10 list, with 499 million minutes viewed during the week of its Season Four premiere and six consecutive weeks in the Top 10 Streaming Originals list. Additional Prime Video series releases included the second season of Greg Daniels’ futuristic comedy Upload, mystery series Outer Range starring Josh Brolin, and global superstar Lizzo’s first series, Lizzo’s Watch Out for the Big Grrrls.
•Prime Video debuted 30 local originals internationally, including new seasons of the unscripted franchise LOL in Canada, France, Germany, and Italy, as well as Luxe Listings (Australia), Mahaan (India), Bang Bang Baby (Italy), and HOMESTAY (Japan). New locally produced series and movies launched in Argentina, Australia, Brazil, Canada, France, Germany, India, Italy, Japan, Mexico, the Netherlands, Spain, and the UK.
•On April 27, IMDb TV became Freevee. The new name better defines the brand and what it offers customers—free, premium streaming content.
•Amazon launched a U.S. beta version of Amp, a new live radio app that enables creators to DJ their own shows for free, with tens of millions of licensed songs. Early traction with emerging creators and established talent is strong—with live shows from artists, including Pusha T, Travis Barker, Tinashe, Lil Yachty, and Nikita Dragun—and the Amp debut of Nicki Minaj’s Queen Radio is coming soon.
•Amazon Music and Wondery won six awards—including Podcast of the Year—at the premier podcasting event of the year, The Ambies. The awards spanned four original podcasts: Suspect (Best True Crime), Business Wars (Best Business Podcast), The Lead (Best Sports Podcast), and 9/12 (Podcast of the Year, Best Reporting, and Best Original Score and Music Supervision). This was the second consecutive year that a Wondery podcast won Podcast of the Year.
•Lost Ark, the free-to-play multiplayer online game, exceeded 20 million global users and became the second-highest played title of all time by peak concurrent players on the distribution platform Steam. Published by Amazon Games in Australia, Europe, Latin America, New Zealand, and North America, the critically acclaimed game was developed by Smilegate RPG.
•Amazon announced the general availability of its Amazon Luna cloud gaming service, which offers an expanded lineup of games and new features. Luna includes the Retro Channel, with beloved classic games; the Family Channel, with a curated collection of games for families; and the Prime Gaming Channel, where Prime members can access a rotating selection of games on Luna for free.
•Amazon announced the launch of Mindy’s Book Studio, a boutique story studio with best-selling author, actor, screenwriter, and producer Mindy Kaling. Amazon Publishing will publish books selected by Kaling from emerging and established diverse voices under Mindy’s Book Studio. Amazon Studios and Kaling will also adapt material published under Mindy’s Book Studio as feature motion pictures that will stream exclusively on Prime Video.

Devices and Services
•Amazon launched new Alexa experiences for customers. Customers can now ask Alexa about symptoms for common health ailments and possible causes, and virtually connect to health care professionals through a new collaboration with Teladoc. They can also access more live and on-demand video content on Echo Show 15 through a new integration with Sling TV. In addition, Amazon introduced a new Alexa shopping experience that can notify customers about upcoming deals for items on their wish list or in their shopping cart, remind them when a deal is available, or order an item when it is discounted.
•Amazon introduced Alexa person and package detection announcements for Ring, Abode, and Google devices. With the new feature, customers can receive an announcement from Alexa, set up a Routine such as turning on a porch light, and automatically view live video feeds on Echo Show, Fire TV, and Fire tablet devices when a person or package is detected by their smart camera or video doorbell.
•Ring launched in Japan, bringing its lineup of whole-home security devices—including video doorbells, indoor and outdoor cameras, and accessories—to the country for the first time. Ring devices are now available for sale in 30 countries around the world.
•Amazon and Yamada Holdings announced the first smart TV with Amazon Fire TV built-in, offering a content-driven viewing experience, a simple and intuitive user interface, Alexa, and hands-free TV control for customers in Japan.
•eero announced two new additions to the eero family of home mesh wifi systems that will give customers fast connectivity and high performance in any room of the house: eero Pro 6E, the first Wi-Fi 6E-enabled eero system designed for gigabit+ internet plans; and eero 6+, the most affordable gigabit-capable eero system.

Emerging Businesses
•Amazon Care’s virtual health services are now available 24/7 across the U.S. Additionally, Amazon Care expanded its in-person services to Atlanta, Chicago, Los Angeles, Philadelphia, and San Francisco, and will add more than 15 other cities this year, including Houston, Miami, New York City, and Phoenix. The service provides immediate access to a wide range of urgent and primary care services, including COVID-19 and flu testing, vaccinations, treatment of illnesses and injuries, preventive care, sexual health, and prescription requests and refills.
•Amazon announced agreements with Arianespace, Blue Origin, and United Launch Alliance to provide launch services for Project Kuiper, Amazon’s initiative to increase global broadband access using a constellation of satellites in low Earth orbit. Amazon secured up to 83 launches across the three contracts, providing heavy-lift capacity to launch the majority of Amazon’s 3,236-satellite constellation. The agreements comprise the largest commercial procurement of launch vehicles in history and will support thousands of suppliers and highly skilled jobs across the global space industry.

Amazon Web Services
•AWS announced significant customer momentum, with new commitments and migrations from customers across many major industries.
•Telecommunications: T-Systems, a global service provider for information technologies and digital transformation, selected AWS to launch a managed service in the cloud to provide encryption and implement transparent residency controls for customers’ data in the EU. Verizon migrated its fleet management software platform, Verizon Connect, to AWS to help businesses of all sizes more effectively manage their commercial transportation needs. Spanish telecommunications provider Telefónica expanded its strategic collaboration with AWS to invest in joint go-to-market activities, develop new cloud solutions, and increase AWS Cloud skills among the Telefónica workforce. Telefónica will use AWS to bring innovation to customers faster and help them better leverage the agility of the cloud by launching value-added solutions such as edge computing and built-for-the-cloud private 5G networks that run on AWS Outposts. Commnet Broadband, a broadband communications provider for tribal and rural communities in the U.S., is working with AWS to transform its network and bring AWS services to health care, education, tribal, government, mining, business, and carrier customers in the rural, southwest U.S. Etisalat UAE, a telecommunications provider based in the United Arab Emirates, announced a collaboration with AWS to use 5G private networks and mobile edge computing to build prepackaged solutions for industrial use cases including energy, manufacturing, and logistics.
•Aerospace: Boeing, a global manufacturer of airplanes and space systems, selected AWS as a strategic cloud provider to deliver tools to support more powerful, sustainable, and efficient aerospace design, engineering, and management solutions. Boeing will run high-performance computing workloads on AWS and plans to move many of their most important applications to AWS. Boeing will use AWS to streamline its approach to cloud computing as Boeing takes on ambitious engineering feats, like developing a more sustainable future of flight.
•Sports: German national football league Bundesliga announced new Bundesliga Match Facts powered by AWS to give fans deeper insights into the action on the pitch, including Set Piece Threat, which provides information on a team’s scoring ability from plays such as free kicks and corner kicks, and Skill, which compares Bundesliga players to visualize the skills they bring to their teams and positions. The National Hockey League (NHL) and AWS announced Face-off Probability, a live in-game stat that instantly shows the odds of a player winning a face-off and possession of the puck. Maple Leaf Sports and Entertainment, the owner of some of Canada’s best-known sports franchises, including the Toronto Maple Leafs, Toronto Raptors, Toronto Football Club, and Toronto Argonauts, selected AWS as its official cloud provider and official provider of artificial intelligence, machine learning, and deep learning cloud services to create and deliver extraordinary sports moments and enhanced fan engagement.
•Technology: Database platform MongoDB expanded its relationship with AWS, making it easier for joint customers to advance their cloud adoption journey. This includes integrated go-to-market activities, shared developer relations activities, and technology integrations to streamline the migration of on-premises workloads to MongoDB Atlas on AWS. Amdocs, a provider of software and services to communications and media companies, used AWS to implement a program enabling 12 billion secure, real-time online and offline business transactions per day in the cloud. Tech Mahindra, a provider of digital transformation, consulting, and business reengineering solutions, selected AWS to power an automation platform designed to accelerate the adoption and deployment of 5G networks by telecommunications carriers.
•Health care and life sciences: THREAD, a clinical trials technology and service provider, is using AWS for real-time access to data and insights that will enable faster, more efficient, and less-costly clinical trials that optimize research and advance precision medicine.
•AWS completed the launch of its first 16 Local Zones in the U.S. and announced plans for new Local Zones in 32 metropolitan areas in 26 countries around the world. AWS Local Zones is a type of infrastructure deployment that extends AWS Regions to place compute, storage, database, and other AWS services at the edge of the cloud near large population, industry, and information technology centers. These new Local Zones expand AWS’s infrastructure footprint globally beyond its existing 84 Availability Zones in 26 geographic regions, enabling AWS customers to build applications that deliver single-digit millisecond latency performance at the edge of the cloud to hundreds of millions of people worldwide.
•AWS announced the general availability of Amazon Aurora Serverless v2, the next generation of the Amazon Aurora database that automatically scales in fine-grained increments in a fraction of a second—providing customers up to 90% cost savings compared to provisioning for peak capacity. Amazon Aurora Serverless v2 also includes Amazon Aurora’s capabilities for high availability, performance, and resiliency, with low latency and faster querying.
•AWS announced the general availability of AWS IoT TwinMaker, which makes it significantly faster and easier for developers to create digital twins of real-world systems like buildings, factories, industrial equipment, and production lines—helping more customers build applications that improve operational efficiency and reduce downtime. Digital twins are virtual representations of physical systems that are regularly updated with real-world data to mimic the structure, state, and behavior of the objects they represent.
•AWS announced the general availability of AWS Amplify Studio, a new visual development environment for creating rich user interfaces that extends the benefits of AWS Amplify to make it easier for developers to create fully customizable web applications with minimal coding in days instead of weeks.

Investing in Employees and Our Workplace
•For the second year in a row, Amazon ranked No. 1 in the U.S. on LinkedIn’s annual Top Companies list, which identifies the best companies for career growth based on their ability to attract and retain the best talent, including through promotions, opportunities for employees of all backgrounds to gain new skills, company stability, and gender diversity.
•For the sixth year in a row, Amazon ranked No. 2 on Fortune magazine’s World’s Most Admired Companies list, which evaluates corporate reputation based on factors such as quality of management and products, commitment to social responsibility, and ability to attract talent.
•Amazon achieved the Top Employer Certification by the Top Employers Institute for 2022 in France, Italy, Poland, and Spain in recognition of Amazon’s quality work environment, professional development opportunities, and programs available to employees. In India, Amazon ranked No. 1 in Business Today magazine’s 2022 Best Companies to Work list, which highlights the company’s growth and learning opportunities, clarity of company goals, and flexibility at work.
•Amazon launched the Welcome Door program in the U.S., a new initiative to provide additional resources and support to its refugee and humanitarian-based immigrant employees. Through the program, eligible Amazon employees will have access to reimbursement for Employment Authorization Document fees, a new citizenship assistance portal, free legal resources, English as a Second Language proficiency programs, and mentorship. Amazon will expand the program globally by the end of the year.
•Amazon expanded its Career Choice program in the U.S. to include partnerships with more than 140 national and local universities and other schools to offer fully funded college tuition, high school completion and GED preparation courses, English as a Second Language programs, and college preparation courses. Career Choice is designed to help front-line employees grow their skills for careers at Amazon or elsewhere. This program—which is available to Amazon’s more than 750,000 hourly employees in the U.S.—helps move the company closer to meeting its Upskilling 2025 pledge, a $1.2 billion commitment to upskill more than 300,000 Amazon employees by 2025.
•Amazon expanded its mental health benefits to provide employees, their families, and their household members in more than 50 countries worldwide with a single starting point for personalized, convenient, and confidential mental health and daily life support. These mental health benefits enhance existing benefits, which include 24/7 access to free, one-on-one counseling sessions, suicide prevention resources, and customized support.

Supporting Communities, Selling Partners, and the Economy
•Amazon teams around the world mobilized to provide humanitarian support to those affected by the war in Ukraine. Amazon launched two humanitarian aid hubs in Slovakia and Poland, with more than 90,000 square feet of dedicated logistics space to expedite relief products to Ukrainian refugees. Through the hub, Amazon has delivered more than 1 million clothing items, first-aid products, food items, hygiene products, and medical supplies. Amazon also donated more than $10 million in cash to more than 150 nonprofits working on the ground, committed technological assistance and more than $15 million in free cloud credits to organizations addressing the humanitarian crisis, and provided free legal assistance to organizations helping refugees seek resettlement in Europe. Amazon also pledged to support the immediate and longer-term needs of Ukrainian refugees by joining the Tent Partnership for Refugees, a global nonprofit and network of 200 companies that helps integrate refugees into new communities.
•Amazon announced it has allocated more than half of the Housing Equity Fund’s $2 billion commitment to create and preserve affordable housing for families in Amazon’s hometown communities of the Puget Sound region of Washington state; the Arlington, Virginia, region; and Nashville, Tennessee. The Fund has a strong focus on transit-oriented affordable housing development and recently awarded funds to create more than 1,000 new affordable housing units on land owned by transit agencies or privately owned land within a 10-minute walk to quality public transit stations.
•Amazon launched a $1 billion venture investment program called the Amazon Industrial Innovation Fund to empower companies that are developing emerging technologies in customer fulfillment, logistics, and the supply chain. Starting with five recipients, the Fund will invest in companies imagining solutions that incrementally increase delivery speed and further improve the experience of employees working in warehousing and logistics fields.
•AWS launched a three-year, $30 million commitment to the AWS Impact Accelerator, a series of programs to help early-stage startups led by Black, Latino, LGBTQIA+, and women founders build successful companies. Each participating startup receives $225,000 in cash and credits, extensive training, mentoring and technical guidance, as well as introductions to Amazon leaders and teams, networking opportunities with potential investors, and ongoing advisory support.
•The Arlington County Board approved Amazon’s final plans for PenPlace, the next phase of the company’s second headquarters in Arlington, Virginia. Amazon’s more than $2.5 billion investment in its Arlington headquarters will include more than 4.5 acres of park space, two dog runs, and more than 150,000 square feet of retail and retail-equivalent space (including two daycare centers), which will be accessible to the entire community. HQ2 will be powered with 100% renewable energy through a combination of off-site and on-site solar projects. Amazon plans to create 25,000 direct jobs in Arlington over the next decade, which together with the company’s investment in the surrounding area will help generate thousands of indirect jobs across the region.
•Amazon Future Engineer, the company’s global computer science education program for students from underserved and historically underrepresented communities, awarded $40,000 college scholarships to 250 students across the U.S. to study computer science. Since launching this program four years ago, Amazon has awarded $22 million in scholarships to 550 students who are also granted paid internships at Amazon.
•Amazon introduced new tools for sellers including New Seller Incentives, a suite of benefits (such as bonuses, credits, and discounts) worth more than $50,000 in potential value, and the Perfect Launch playbook, a tool with actionable steps for new-to-Amazon selling partners. Both tools help partners grow their brand, scale their business, and promote their products to hundreds of millions of Amazon customers worldwide.
•Amazon launched Road to Ownership, a 16-week accelerated training and development program that helps create a pathway for delivery associates and team members of existing Delivery Service Partners (DSP) to start their career as DSP small business owners. The program provides a comprehensive understanding of operating a DSP business and fosters business acumen. Upon completion, participants receive a $30,000 grant to cover startup costs and living expenses while they establish their business.

Protecting the Planet
•Amazon welcomed nearly 100 new signatories to The Climate Pledge, including HARMAN, Maersk, SAP, Sunrun, and Weyerhaeuser. The new signatories bring the total number of companies that have pledged to achieve net-zero carbon emissions by 2040 to more than 300. Pledge signatories in total generate over $3.5 trillion in global annual revenues and have more than 8 million employees across 51 industries in 29 countries.
•Amazon is working with the U.S. Department of Energy to advance research on reducing plastic pollution through innovation in materials and recycling. The effort is led by the National Renewable Energy Laboratory, and Amazon’s team of materials scientists and experts is working with the laboratory to develop technologies and materials that will enable the full life cycle of plastics to be net-zero carbon.
•Amazon announced 37 new renewable energy projects around the world, marking significant progress on its ambitious path to power 100% of company operations with renewable energy by 2025—five years ahead of the original target of 2030. The new projects increase Amazon’s total capacity by nearly 30% and reinforce Amazon’s leadership position as the world’s largest corporate buyer of renewable energy, with 310 renewable energy projects across 19 countries and 15.7 gigawatts of clean energy capacity—enough electricity output to power 3.9 million U.S. homes annually.

•In India, Amazon and Sun Mobility, a local provider of energy infrastructure and services for electric vehicles (EVs), announced an expanded deployment of EVs with battery-swapping technology, which eliminates the need for lengthy recharging. These EVs will be part of Amazon’s transportation and logistics services, and contribute to Amazon India’s commitment of adding 10,000 electric vehicles to its delivery fleet by 2025.
•As part of AWS’s ongoing commitment to help customers reduce their environmental impact and reach their sustainability goals, AWS launched a carbon footprint tool that helps customers quantify their carbon usage across AWS products. The tool gives AWS customers a view of their historic carbon emissions, evaluates emission trends as their use of AWS evolves, estimates the carbon emissions they have avoided by using AWS instead of an on-premises solution, and projects forecasted emissions based on current usage.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 28, 2022, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as uncertainty regarding the impacts of the COVID-19 pandemic, fluctuations in foreign exchange rates, changes in global economic conditions and customer demand and spending, inflation, labor market and global supply chain constraints, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below. This guidance reflects our estimates as of April 28, 2022 regarding the impacts of the COVID-19 pandemic on our operations as well as the effect of other factors discussed above.
Second Quarter 2022 Guidance
•Net sales are expected to be between $116.0 billion and $121.0 billion, or to grow between 3% and 7% compared with second quarter 2021. This guidance anticipates an unfavorable impact of approximately 200 basis points from foreign exchange rates.
•Operating income (loss) is expected to be between $(1.0) billion and $3.0 billion, compared with $7.7 billion in second quarter 2021.
•This guidance assumes that Prime Day occurs in third quarter 2022.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic conditions and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021	2022	2021	2022

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$42,377	$36,477	$27,505	$34,155
OPERATING ACTIVITIES:
Net income (loss)	8,107	(3,844)	26,903	21,413
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	7,508	8,978	27,397	35,766
Stock-based compensation	2,306	3,250	9,757	13,701
Other operating expense (income), net	30	215	(108)	322
Other expense (income), net	(1,456)	8,689	(4,603)	(4,161)
Deferred income taxes	1,703	(2,001)	827	(4,014)
Changes in operating assets and liabilities:
Inventories	(304)	(2,614)	(4,545)	(11,797)
Accounts receivable, net and other	(2,255)	(1,516)	(11,686)	(17,424)
Accounts payable	(8,266)	(9,380)	17,258	2,488
Accrued expenses and other	(4,060)	(5,903)	4,455	280
Unearned revenue	900	1,336	1,558	2,750
Net cash provided by (used in) operating activities	4,213	(2,790)	67,213	39,324
INVESTING ACTIVITIES:
Purchases of property and equipment	(12,082)	(14,951)	(45,427)	(63,922)
Proceeds from property and equipment sales and incentives	895	1,209	4,624	5,971
Acquisitions, net of cash acquired, and other	(630)	(6,341)	(2,864)	(7,696)
Sales and maturities of marketable securities	17,826	22,753	56,437	64,311
Purchases of marketable securities	(14,675)	(1,764)	(72,153)	(47,246)
Net cash provided by (used in) investing activities	(8,666)	906	(59,383)	(48,582)
FINANCING ACTIVITIES:
Common stock repurchased	—	(2,666)	—	(2,666)
Proceeds from short-term debt, and other	1,926	13,743	8,105	19,773
Repayments of short-term debt, and other	(2,001)	(6,231)	(7,547)	(11,983)
Proceeds from long-term debt	111	—	10,560	18,892
Repayments of long-term debt	(39)	—	(1,556)	(1,551)
Principal repayments of finance leases	(3,406)	(2,777)	(11,448)	(10,534)
Principal repayments of financing obligations	(67)	(79)	(103)	(174)
Net cash provided by (used in) financing activities	(3,476)	1,990	(1,989)	11,757
Foreign currency effect on cash, cash equivalents, and restricted cash	(293)	16	809	(55)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,222)	122	6,650	2,444
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$34,155	$36,599	$34,155	$36,599
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt	$276	$279	$902	$1,101
Cash paid for operating leases	1,640	2,367	5,086	7,449
Cash paid for interest on finance leases	157	107	601	471
Cash paid for interest on financing obligations	33	58	113	178
Cash paid for income taxes, net of refunds	801	453	2,209	3,340
Assets acquired under operating leases	3,536	2,175	17,345	24,008
Property and equipment acquired under finance leases	2,067	166	11,489	5,160
Property and equipment acquired under build-to-suit arrangements	887	1,332	2,775	6,061

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2022

Net product sales	$57,491	$56,455
Net service sales	51,027	59,989
Total net sales	108,518	116,444
Operating expenses:
Cost of sales	62,403	66,499
Fulfillment	16,530	20,271
Technology and content	12,488	14,842
Sales and marketing	6,207	8,320
General and administrative	1,987	2,594
Other operating expense (income), net	38	249
Total operating expenses	99,653	112,775
Operating income	8,865	3,669
Interest income	105	108
Interest expense	(399)	(472)
Other income (expense), net	1,697	(8,570)
Total non-operating income (expense)	1,403	(8,934)
Income (loss) before income taxes	10,268	(5,265)
Benefit (provision) for income taxes	(2,156)	1,422
Equity-method investment activity, net of tax	(5)	(1)
Net income (loss)	$8,107	$(3,844)
Basic earnings per share	$16.09	$(7.56)
Diluted earnings per share	$15.79	$(7.56)
Weighted-average shares used in computation of earnings per share:
Basic	504	509
Diluted	513	509

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2021	2022

Net income (loss)	$8,107	$(3,844)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $13 and $(16)	(374)	(333)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $30 and $1	(98)	(662)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $4 and $0	(14)	6
Net unrealized gains (losses) on available-for-sale debt securities	(112)	(656)
Total other comprehensive income (loss)	(486)	(989)
Comprehensive income (loss)	$7,621	$(4,833)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2021	2022

North America
Net sales	$64,366	$69,244
Operating expenses	60,916	70,812
Operating income (loss)	$3,450	$(1,568)

International
Net sales	$30,649	$28,759
Operating expenses	29,397	30,040
Operating income (loss)	$1,252	$(1,281)

AWS
Net sales	$13,503	$18,441
Operating expenses	9,340	11,923
Operating income	$4,163	$6,518

Consolidated
Net sales	$108,518	$116,444
Operating expenses	99,653	112,775
Operating income	8,865	3,669
Total non-operating income (expense)	1,403	(8,934)
Benefit (provision) for income taxes	(2,156)	1,422
Equity-method investment activity, net of tax	(5)	(1)
Net income (loss)	$8,107	$(3,844)

Segment Highlights:
Y/Y net sales growth (decline):
North America	40%	8%
International	60	(6)
AWS	32	37
Consolidated	44	7
Net sales mix:
North America	59%	59%
International	28	25
AWS	13	16
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2021	March 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$36,220	$36,393
Marketable securities	59,829	29,992
Inventories	32,640	34,987
Accounts receivable, net and other	32,891	32,504
Total current assets	161,580	133,876
Property and equipment, net	160,281	168,468
Operating leases	56,082	56,161
Goodwill	15,371	20,229
Other assets	27,235	32,033
Total assets	$420,549	$410,767
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,664	$68,547
Accrued expenses and other	51,775	58,141
Unearned revenue	11,827	12,820
Total current liabilities	142,266	139,508
Long-term lease liabilities	67,651	65,731
Long-term debt	48,744	47,556
Other long-term liabilities	23,643	23,971
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 532 and 533
Outstanding shares — 509 and 509	5	5
Treasury stock, at cost	(1,837)	(4,503)
Additional paid-in capital	55,538	58,793
Accumulated other comprehensive income (loss)	(1,376)	(2,365)
Retained earnings	85,915	82,071
Total stockholders’ equity	138,245	134,001
Total liabilities and stockholders’ equity	$420,549	$410,767

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$66,064	$67,213	$59,322	$54,671	$46,327	$39,324	(41)%
Operating cash flow -- TTM Y/Y growth (decline)	72%	69%	16%	(1)%	(30)%	(41)%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$35,044	$40,803	$47,176	$52,119	$55,396	$57,951	42%
Principal repayments of finance leases -- TTM	$10,642	$11,448	$11,435	$11,271	$11,163	$10,534	(8)%
Principal repayments of financing obligations -- TTM	$53	$103	$116	$124	$162	$174	70%
Equipment acquired under finance leases -- TTM (1)	$9,104	$8,936	$7,295	$5,738	$4,422	$2,764	(69)%
Principal repayments of all other finance leases -- TTM (2)	$427	$525	$550	$582	$687	$714	36%
Free cash flow -- TTM (3)	$31,020	$26,410	$12,146	$2,552	$(9,069)	$(18,627)	(171)%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$20,325	$14,859	$595	$(8,843)	$(20,394)	$(29,335)	(297)%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$21,436	$16,846	$4,185	$(3,892)	$(14,340)	$(22,279)	(232)%
Common shares and stock-based awards outstanding	518	519	522	523	523	523	1%
Common shares outstanding	503	504	506	507	509	509	1%
Stock-based awards outstanding	15	15	16	16	14	14	(3)%
Stock-based awards outstanding -- % of common shares outstanding	3.0%	2.9%	3.1%	3.1%	2.8%	2.8%	N/A
Results of Operations
Worldwide (WW) net sales	$125,555	$108,518	$113,080	$110,812	$137,412	$116,444	7%
WW net sales -- Y/Y growth, excluding F/X	42%	41%	24%	15%	10%	9%	N/A
WW net sales -- TTM	$386,064	$419,130	$443,298	$457,965	$469,822	$477,748	14%
WW net sales -- TTM Y/Y growth, excluding F/X	37%	40%	36%	30%	21%	14%	N/A
Operating income	$6,873	$8,865	$7,702	$4,852	$3,460	$3,669	(59)%
F/X impact -- favorable (unfavorable)	$142	$107	$7	$(20)	$57	$126	N/A
Operating income -- Y/Y growth (decline), excluding F/X	74%	120%	32%	(21)%	(50)%	(60)%	N/A
Operating margin -- % of WW net sales	5.5%	8.2%	6.8%	4.4%	2.5%	3.2%	N/A
Operating income -- TTM	$22,899	$27,775	$29,634	$28,292	$24,879	$19,683	(29)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	54%	93%	73%	41%	8%	(30)%	N/A
Operating margin -- TTM % of WW net sales	5.9%	6.6%	6.7%	6.2%	5.3%	4.1%	N/A
Net income (loss)	$7,222	$8,107	$7,778	$3,156	$14,323	$(3,844)	(147)%
Net income (loss) per diluted share	$14.09	$15.79	$15.12	$6.12	$27.75	$(7.56)	(148)%
Net income -- TTM	$21,331	$26,903	$29,438	$26,263	$33,364	$21,413	(20)%
Net income per diluted share -- TTM	$41.83	$52.59	$57.47	$51.14	$64.81	$41.54	(21)%
______________________________
(1)For the twelve months ended March 31, 2021 and 2022, this amount relates to equipment included in “Property and equipment acquired under finance leases” of $11,489 million and $5,160 million.
(2)For the twelve months ended March 31, 2021 and 2022, this amount relates to property included in “Principal repayments of finance leases” of $11,448 million and $10,534 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Y/Y % Change
Segments
North America Segment:
Net sales	$75,346	$64,366	$67,550	$65,557	$82,360	$69,244	8%
Net sales -- Y/Y growth, excluding F/X	40%	39%	21%	10%	9%	8%	N/A
Net sales -- TTM	$236,282	$254,521	$266,635	$272,819	$279,833	$284,711	12%
Operating income (loss)	$2,946	$3,450	$3,147	$880	$(206)	$(1,568)	(145)%
F/X impact -- favorable	$7	$8	$34	$14	$32	$42	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	55%	162%	45%	(62)%	(108)%	(147)%	N/A
Operating margin -- % of North America net sales	3.9%	5.4%	4.7%	1.3%	(0.2)%	(2.3)%	N/A
Operating income -- TTM	$8,651	$10,789	$11,795	$10,423	$7,271	$2,253	(79)%
Operating margin -- TTM % of North America net sales	3.7%	4.2%	4.4%	3.8%	2.6%	0.8%	N/A
International Segment:
Net sales	$37,467	$30,649	$30,721	$29,145	$37,272	$28,759	(6)%
Net sales -- Y/Y growth, excluding F/X	50%	50%	26%	15%	3%	0%	N/A
Net sales -- TTM	$104,412	$115,955	$124,008	$127,982	$127,787	$125,897	9%
Operating income (loss)	$363	$1,252	$362	$(911)	$(1,627)	$(1,281)	(202)%
F/X impact -- favorable (unfavorable)	$232	$270	$199	$24	$(58)	$(79)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	N/A	347%	(53)%	(330)%	(533)%	(196)%	N/A
Operating margin -- % of International net sales	1.0%	4.1%	1.2%	(3.1)%	(4.4)%	(4.5)%	N/A
Operating income (loss) -- TTM	$717	$2,367	$2,384	$1,066	$(924)	$(3,457)	(246)%
Operating margin -- TTM % of International net sales	0.7%	2.0%	1.9%	0.8%	(0.7)%	(2.7)%	N/A
AWS Segment:
Net sales	$12,742	$13,503	$14,809	$16,110	$17,780	$18,441	37%
Net sales -- Y/Y growth, excluding F/X	28%	32%	37%	39%	40%	37%	N/A
Net sales -- TTM	$45,370	$48,654	$52,655	$57,164	$62,202	$67,140	38%
Operating income	$3,564	$4,163	$4,193	$4,883	$5,293	$6,518	57%
F/X impact -- favorable (unfavorable)	$(96)	$(171)	$(226)	$(58)	$83	$163	N/A
Operating income -- Y/Y growth, excluding F/X	41%	41%	32%	40%	46%	53%	N/A
Operating margin -- % of AWS net sales	28.0%	30.8%	28.3%	30.3%	29.8%	35.3%	N/A
Operating income -- TTM	$13,531	$14,619	$15,455	$16,803	$18,532	$20,887	43%
Operating margin -- TTM % of AWS net sales	29.8%	30.0%	29.4%	29.4%	29.8%	31.1%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Y/Y % Change
Net Sales
Online stores (1)	$66,451	$52,901	$53,157	$49,942	$66,075	$51,129	(3)%
Online stores -- Y/Y growth (decline), excluding F/X	43%	41%	13%	3%	1%	(1)%	N/A
Physical stores (2)	$4,022	$3,920	$4,198	$4,269	$4,688	$4,591	17%
Physical stores -- Y/Y growth (decline), excluding F/X	(7)%	(16)%	10%	12%	16%	16%	N/A
Third-party seller services (3)	$27,327	$23,709	$25,085	$24,252	$30,320	$25,335	7%
Third-party seller services -- Y/Y growth, excluding F/X	54%	60%	34%	18%	12%	9%	N/A
Subscription services (4)	$7,061	$7,580	$7,917	$8,148	$8,123	$8,410	11%
Subscription services -- Y/Y growth, excluding F/X	34%	34%	28%	23%	16%	13%	N/A
Advertising services (5)	$7,350	$6,381	$7,451	$7,612	$9,716	$7,877	23%
Advertising services -- Y/Y growth, excluding F/X	66%	76%	88%	52%	33%	25%	N/A
AWS	$12,742	$13,503	$14,809	$16,110	$17,780	$18,441	37%
AWS -- Y/Y growth, excluding F/X	28%	32%	37%	39%	40%	37%	N/A
Other (6)	$602	$524	$463	$479	$710	$661	26%
Other -- Y/Y growth, excluding F/X	42%	49%	34%	15%	19%	28%	N/A

Stock-based Compensation Expense
Cost of sales	$91	$90	$145	$126	$179	$146	63%
Fulfillment	$364	$342	$566	$473	$565	$498	46%
Technology and content	$1,412	$1,228	$1,887	$1,627	$1,903	$1,645	34%
Sales and marketing	$476	$456	$691	$657	$726	$665	46%
General and administrative	$219	$190	$302	$297	$307	$296	56%
Total stock-based compensation expense	$2,562	$2,306	$3,591	$3,180	$3,680	$3,250	41%
Other
WW shipping costs	$21,465	$17,162	$17,747	$18,108	$23,656	$19,560	14%
WW shipping costs -- Y/Y growth	67%	57%	30%	20%	10%	14%	N/A
WW paid units -- Y/Y growth (7)	47%	44%	15%	8%	3%	0%	N/A
WW seller unit mix -- % of WW paid units (7)	55%	55%	56%	56%	56%	55%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,298,000	1,271,000	1,335,000	1,468,000	1,608,000	1,622,000	28%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	63%	51%	52%	30%	24%	28%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other service offerings.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr